Exhibit 10.4

Execution Version

PLEDGE AGREEMENT

PLEDGE AGREEMENT dated as of December 22, 2022 (this “Pledge Agreement”), made by MSG ENTERTAINMENT GROUP, LLC, a Delaware limited liability company (the “Pledgor”), in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Secured Parties (as defined in the Credit Agreement, as defined below) (the “Pledgee”).

W I T N E S S E T H:

WHEREAS, MSG Las Vegas, LLC, a Delaware limited liability company (the “Borrower”), is entering into a Credit Agreement of even date herewith (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with the lenders from time to time party thereto and the Pledgee, which provides for the making of term loans (the “Loans”) to the Borrower, which Loans (and other Secured Obligations (as defined below)) shall be secured pursuant to the terms of the Security Documents;

WHEREAS, the Pledgor is the sole owner of the Borrower;

WHEREAS, the Pledgor will acquire, upon consummation of the MSG Spin-off Transaction, certain Class A Shares of MSGE Spinco, Inc., a Delaware corporation, which, in connection with the MSG Spin-off Transaction is expected to be renamed Madison Square Garden Entertainment Corp. (“MSGEC”); and

WHEREAS, in consideration of the extensions of credit and other accommodations of the Pledgee and the Lenders as set forth in the Credit Agreement, the Pledgor has agreed to pledge and grant the Security Interest (as defined below) in favor of the Pledgee (for the benefit of the Secured Parties) in the rights of the Pledgor in and to the Collateral (as defined below) to secure the Secured Obligations (as defined in the Credit Agreement) (the “Secured Obligations”) to the extent specifically provided in this Pledge Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgor hereby agrees with the Pledgee as follows:

Section 1. Definitions.

(a) General Definitions. In this Pledge Agreement, the following terms shall have the following meanings:

“Borrower Interests” means all of the limited liability company interests issued by the Borrower, including, without limitation, all limited liability company interests listed on Exhibit A.

“Collateral” has the meaning assigned to such term in Section 2(a).

“Contract” means any contract, lease, agreement, covenant, indenture, note, security, instrument, arrangement, commitment or any other binding understanding, whether written or oral.

“Equity Rights” has the meaning assigned to such term in Section 2(a).

“Equity Security” has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and, in any event, shall also include (i) any capital stock of a corporation, any partnership interest, any limited liability company interest and any other equity interest; (ii) any security or Indebtedness having the attendant right to vote for directors or similar representatives; (iii) any security or right convertible into, exchangeable for, or evidencing the right to subscribe for any such stock, equity interest, security or Indebtedness referred to in clause (i) or (ii); (iv) any stock appreciation right, contingent value right or similar security or right that is derivative of any such stock, equity interest, security or Indebtedness referred to in clause (i), (ii) or (iii); and (v) any Contract to grant, issue, award, convey or sell any of the foregoing.

“First Priority” means with respect to any Lien purported to be created in any Collateral, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Encumbrances.

“Marketable Securities” means securities (y) listed on a national securities exchange or traded on the NASDAQ Global Market and (z) beneficially owned by the Pledgor that are not then subject to, or otherwise encumbered by, any underwriter’s “lock-up” or similar agreement, or, except for the Lien granted hereunder, any other type of Lien.

“MSGEC Interests” means all of the Pledgor’s Equity Securities issued by MSGEC, including, without limitation, all limited liability company interests listed on Exhibit A (as updated from time to time).

“Options” means, with respect to any Equity Security, any other Equity Security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for such Equity Security.

“Liquidity Covenant Reduction Date” means the later of (1) the Substantial Completion Date, and (2) the date on which the Borrower provides the Administrative Agent a certificate signed by a Responsible Officer of the Borrower confirming that the external LEDs, internal LEDs and audio systems of the MSG Sphere are operational and ready to be used in live, immersive events substantially in accordance with the LED Contract.

“Pledged Interests” has the meaning assigned to such term in Section 2(a)(iv).

“Security Interest” has the meaning assigned to such term in Section 2(a).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

(b) Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Pledge Agreement, mutatis mutandis.

Section 2. Pledge and Grant of Security.

(a) The Pledgor hereby grants to the Pledgee, for the benefit of the Secured Parties, a perfected and First Priority security interest in and continuing Lien on (the “Security Interest”) all of the Pledgor’s right, title and interest in the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

(i) the Borrower Interests (and any certificates representing the Borrower Interests);

(ii) the MSGEC Interests (and any certificates representing the MSGEC Interests);

(iii) all direct and indirect rights (including, without limitation, general intangibles) and benefits of the Pledgor, as a member of the Borrower and owner of Equity Securities issued by MSGEC, including, but not limited to, all rights of the Pledgor under any limited liability company agreement, operating agreement, by-laws, shareholder agreement or similar agreement related to the Borrower Interests or the MSGEC Interests (collectively, the “Equity Rights”);

(iv) all rights to receive profits, capital distributions, surplus, income, commissions, fees, dividends, distributions or other income and all splits, Options, warrants, issues, collections or distributions, whether in the form of cash or other assets of any kind whatsoever (including, without limitation, Equity Securities, property, interests, Options or rights in substitution of, or in exchange for, any Borrower Interests, MSGEC Interests or Equity Rights), in respect of the Borrower Interests, MSGEC Interests or the Equity Rights, by means of distribution, payment, exchange or other method of any kind whatsoever (including, without limitation, upon the liquidation, dissolution or distribution of capital of the issuer thereof, the recapitalization or reclassification of the capital of the issuer or the reorganization of the issuer);

(v) all additional Borrower Interests and MSGEC Interests (and any certificates representing the Borrower Interests and the MSGEC Interests) from time to time acquired by, or issued to, the Pledgor after the date hereof, including, without limitation, any such Borrower Interests and MSGEC Interests received by the Pledgor in connection with any dividends or distributions made in respect of the Borrower Interests or the MSGEC Interests (clauses (i), (ii), (iii), (iv) and (v), the “Pledged Interests”); and

(vi) any and all proceeds of any of the Pledged Interests.

(b) If any Equity Security or other property (in each case, that would constitute Collateral) that is required to be delivered to the Pledgee pursuant to Section 4 is received by the Pledgor, then, without limiting any of the Pledgee’s other rights and remedies, such Equity Security or other property shall be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of the Pledgor, and be promptly delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsements).

(c) Subject to Section 7(b), all funds and property received by the Pledgee that constitute Collateral shall be held by the Pledgee in accordance with the following:

(i) all such funds and property shall be segregated from the other property of the Pledgee;

(ii) all such funds shall be invested only in standard money market funds or U.S. Treasury bills (with all income thereon being held as additional Collateral); and

(iii) all such funds and property shall, at the written request of the Pledgor, be used to satisfy any or all of the Secured Obligations.

Section 3. Security for Secured Obligations.

(a) This Pledge Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including, without limitation, the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (and any successor provision thereof)), of the Secured Obligations.

(b) Notwithstanding anything herein to the contrary, until such time as the Pledgee forecloses on the Collateral (i) the Pledgor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Pledgee, (ii) the Pledgor shall remain liable under each of the agreements included in the Collateral to which it is a party, including, without limitation, any agreements relating to its Pledged Interests, to perform all of the obligations undertaken by the Pledgor thereunder all in accordance with and pursuant to the terms and provisions thereof and the Pledgee shall not have any obligation or liability under any of such agreements by reason of or arising out of this Pledge Agreement or any other document related thereto nor shall the Pledgee have any obligation to make any inquiry as to the nature or sufficiency of any payment received by the Pledgee or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to the Pledged Interests, and (iii) the exercise by the Pledgee of any of its rights hereunder (other than the foreclosure upon the Collateral) shall not release the Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral it owns.

Section 4. Delivery of Certificates and Instruments.

(a) The Pledgor agrees to deliver or cause to be delivered to the Pledgee certificates, if any, or other instruments evidencing any and all Pledged Interests (other than Pledged Interests issued by limited liability companies that are not certificated pursuant to the last sentence of this Section 4(a)) (i) on the date hereof, in the case of any such Pledged Interests owned by the Pledgor on the date hereof, and (ii) promptly after the acquisition thereof, in the case of any such Pledged Interests acquired by the Pledgor after the date of this Pledge Agreement. The Pledgor acknowledges and agrees that (i) to the extent any interest in any limited liability company controlled now or in the future by the Pledgor and pledged hereunder is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be certificated; and such certificate shall be delivered to the Pledgee in accordance with this Section 4(a) and (ii) each such interest shall at all times hereafter continue to be such a security and represented by such certificate. The Pledgor further acknowledges and agrees that with respect to any interest in any limited liability company controlled now or in the future by the Pledgor and pledged hereunder that is not a “security” within the meaning of Article 8 of the UCC, the terms of such interest shall at no time provide that such interest is a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless the Pledgor provides prior written notification to the Pledgee that the terms of such interest so provide that such interest is a “security” within the meaning of Article 8 of the UCC and such interest is thereafter represented by a certificate; and such certificate shall be delivered to the Pledgee in accordance with this Section 4(a).

(b) Upon delivery to the Pledgee, any Pledged Interests evidenced by certificates shall be accompanied by undated powers duly executed by the Pledgor in blank or other undated instruments of transfer reasonably satisfactory to the Pledgee and such other instruments and documents as the Pledgee may reasonably request. Each delivery of Pledged Interests after the date hereof shall be accompanied by a schedule providing the information required by Exhibit A with respect to such Pledged Interest; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Interest. Each schedule so delivered after the date hereof shall be deemed attached hereto and made a part hereof as a supplement to Exhibit A and any prior schedules so delivered.

Section 5. Representations and Warranties. The Pledgor represents and warrants that:

(a) Organization; Power and Authority. The Pledgor (a) is duly organized or formed, validly existing and in good standing under the laws of Delaware, (b) has all power and authority and all Governmental Approvals required for the ownership and operation of its properties and the conduct of its business as now conducted and as proposed to be conducted and (c) is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required, except in the case of clauses (b) and (c) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b) Authorization, Etc. This Pledge Agreement is within the Pledgor’s limited liability company powers and has been duly authorized by all necessary limited liability company or other organizational and, if required, membership, beneficial ownership or other equityholder action of the Pledgor. This Pledge Agreement has been duly executed and delivered by the Pledgor and constitutes, when executed and delivered by the Pledgor, a legal, valid and binding obligation of the Pledgor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) Governmental and Other Approvals; Absence of Conflicts. This Pledge Agreement (a) does not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, except such as have been obtained or made and are in full force and effect or will be obtained and will be in full force and effect as and when required, (b) do not require any consent or approval of any Person party to any agreement or instrument binding upon the Pledgor, except such as have been obtained or made and are in full force and effect, or will be obtained and will be in full force and effect as and when required, (c) will not violate any applicable law, including any order of any Governmental Authority, (d) will not violate the charter, by-laws or other organizational documents of the Pledgor, (e) will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture or other agreement or instrument binding upon the Pledgor or any of its assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Pledgors, or give rise to a right of, or result in, any termination, cancellation, acceleration or right of renegotiation of any obligation thereunder (other than violations that, singly or in the aggregate, have not had and are not likely to have a Material Adverse Effect), and (f) except for Liens created under the Loan Documents, will not result in the creation or imposition of any Lien on any asset of the Pledgor.

(d) Perfected Security Interest. This Pledge Agreement, upon execution and delivery thereof by the parties hereto, will create in favor of the Pledgee, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral and (i) when the Collateral constituting certificated securities (as defined in the UCC) is delivered to the Pledgee, together with instruments of transfer duly endorsed in blank, the Security Interest will constitute a fully perfected security interest in all right, title and interest of the Pledgor in the Collateral, prior and superior in right to any other Person other than any Permitted Encumbrances, and (ii) when financing statements in appropriate form are filed in the applicable filing office, the Security Interest will constitute a fully perfected security interest in all right, title and interest of the Pledgor in the Collateral to the extent perfection can be obtained by filing UCC financing statements, prior and superior to the rights of any other Person, other than any Permitted Encumbrances.

Section 6. Further Assurances, Etc.

(a) At any time and from time to time, at the cost and expense of the Pledgor, the Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary in order to perfect and protect the First Priority Security Interest granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Without limiting the foregoing, the Pledgor hereby authorizes the Pledgee to, and agrees promptly to execute and deliver all documents necessary to enable the Pledgee to, make all filings in respect of the Collateral that may, from time to time, be necessary or appropriate, or that the Pledgee may reasonably request, including, without limitation, all necessary UCC financing statements. In furtherance of the foregoing, the Pledgor hereby irrevocably appoints the Pledgee as the Pledgor’s attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time, so long as an Event of Default has occurred and is continuing, in the Pledgee’s discretion exercised reasonably, to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to perform any obligations of the Pledgor under this Pledge Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of any of the Collateral and to give full discharge for the same; provided, however, that so long as no Event of Default has occurred and is continuing, nothing contained in this Section 6(a) shall impair, restrict or preclude the Pledgor from exercising its rights in and to the Collateral in accordance with the terms and conditions contained herein.

(b) The Pledgor agrees to defend the title to the Collateral and the Security Interest of the Pledgee against the claims of any other Person and to maintain and preserve the Security Interest of the Pledgee.

(c) Unless an Event of Default has occurred and is continuing, and so long as the exercise of the rights referred to in this Section 6(c) by the Pledgor does not create an Event of Default, the Pledgee, at the cost and expense of the Pledgor, shall promptly execute or authenticate and deliver all instruments and documents, and take all further action, that may be necessary or required, or that the Pledgor may reasonably request, in order to enable the Pledgor to exercise and enforce its rights hereunder with respect to any of the Collateral. If the Pledgee receives any cash or other property in which the Pledgor has any right, title or interest that is not Collateral, the Pledgee shall promptly deliver such cash or other property to the Pledgor in the same form received and, if necessary for effective transfer, accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Pledgor.

Section 7. Voting and Other Consensual Rights; Cash Distributions; Event of Default.

(a) Unless and until an Event of Default shall have occurred and be continuing:

(i) The Pledgor shall be entitled to exercise or refrain from exercising any and all voting and/or other consensual rights and powers inuring to an owner of Collateral or any part thereof for any purpose consistent with the terms of this Pledge Agreement and the other Loan Documents.

(ii) The Pledgee shall promptly execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, at the cost and expense of the Pledgor, all such proxies, powers of attorney and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise or refrain from exercising the voting and/or consensual rights and powers that it is entitled to exercise pursuant to Section 7(a)(i) and to receive the dividends, distributions and other amounts in respect of the Collateral it is entitled to receive pursuant to Section 7(a)(iii).

(iii) The Pledgor shall be entitled to receive and retain any and all dividends, distributions and other amounts paid in respect of the Collateral.

(b) Upon the occurrence and during the continuance of an Event of Default, and upon prior written notice from the Pledgee to the Pledgor of Pledgee’s intention to exercise its right pursuant to this Section 7(b) (unless an Event of Default under Section 7.01(a), (h) or (i) of the Credit Agreement has occurred and is then continuing, in which case no such notice shall be required), all rights of the Pledgor to dividends, distributions and other amounts payable in respect of the Collateral that the Pledgor is entitled to receive pursuant to Section 7(a)(iii) shall cease, and all such rights shall thereupon become vested in the Pledgee (for the benefit of the Secured Parties), which shall have the sole and exclusive right and authority (for the benefit of the Secured Parties) to receive and retain such dividends, distributions and other amounts. All dividends, distributions and other amounts received by the Pledgor contrary to the provisions of this Section 7 shall be held in trust for the benefit of the Pledgee (for the benefit of the Secured Parties), shall be segregated from other property or funds of the Pledgor, and shall be forthwith delivered to the Pledgee in the same form as so received (with any necessary or requested endorsement). Any and all money and other property paid over to or received by the Pledgee pursuant to the provisions of this Section 7(b) shall be retained by the Pledgee in an account to be established by the Pledgee upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 11. Promptly, and in all events within ten (10) Business Days, after all Events of Default have been cured or waived in accordance with the terms of the Loan Documents, the Pledgee shall repay to the Pledgor (without interest) all dividends, distributions or other amounts that the Pledgor would otherwise be permitted to retain pursuant to the terms of Section 7(a)(iii) in the absence of any Event of Default and that remain in such account, and the Pledgor’s right to receive and retain any and all such dividends, distributions and other amounts paid on or distributed in respect of the Collateral pursuant to Section 7(a)(ii) hereof shall be automatically reinstated.

(c) Upon the occurrence and during the continuance of an Event of Default, and upon prior written notice from the Pledgee to the Pledgor of the Pledgee’s intention to exercise its right pursuant to this Section 7(c) (unless an Event of Default under Section 7.01(a), (h) or (i) of the Credit Agreement has occurred and is then continuing, in which case no such notice shall be required), all rights of the Pledgor to exercise the voting and/or other consensual rights and powers that the Pledgor is entitled to exercise pursuant to Section 7(a)(i), and the obligations of the Pledgee under Section 7(a)(ii), shall cease, and all such rights shall thereupon become vested in the Pledgee (for the benefit of the Secured Parties), which shall have the sole and exclusive right and authority (for the benefit of the Secured Parties) to exercise such voting and consensual rights and powers. After all Events of Default are no longer continuing, the Pledgee shall no longer have such right and authority to exercise such voting and consensual rights and powers (unless and until a subsequent Event of Default shall have occurred and be continuing) and the Pledgor shall be entitled to exercise the voting and/or other consensual rights and powers described in paragraph (a) above.

Section 8. Transfers and Other Liens. Prior to the Liquidity Covenant Reduction Date, the Pledgor shall not, without the prior written consent of the Pledgee, (i) sell, transfer, assign, exclusively license or otherwise dispose of, or grant any option with respect to, any of the Collateral (unless, concurrently with the consummation of any such transaction, the Secured Obligations are satisfied in full (other than inchoate indemnification obligations that expressly survive termination of the Loan Documents)) or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the Security Interest of the Pledgee and Permitted Encumbrances; provided that the Pledgor may dispose of all or any portion of the MSGEC Interests so long as 100% of the Net Proceeds of such disposition are deposited into the deposit account that has been pledged to the Pledgee pursuant to the Guarantor Account Pledge Agreement; provided further, that at any time when the balance in such pledged account is equal to or in excess of $275,000,000 (or, in the event of any prior partial prepayment of the Loan, such lesser amount that equals the then outstanding principal balance of the Loan), the Pledgor shall be permitted to dispose of all or any portion of the MSGEC Interests without so depositing the proceeds thereof into such account. Unless an Event of Default has occurred and is continuing, and so long as the exercise of the rights by the Pledgor referred to in this Section 8 does not create an Event of Default, the Pledgee, at the cost and expense of the Pledgor, shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Pledgor may reasonably request, in order to permit the Pledgor to exercise its rights under this Section 8.

Section 9. Pledgee May Perform. If the Pledgor fails to perform any agreement contained herein, the Pledgee may itself perform, or cause performance of, such agreement, and the documented out-of-pocket expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor and shall be included in the Secured Obligations secured hereby.

Section 10. Reasonable Care. The Pledgee shall exercise reasonable care in the custody and preservation of the Collateral. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property. Other than the exercise of reasonable care to assure the safe custody of the Collateral while held hereunder, and except for the Pledgee’s gross negligence, bad faith or willful misconduct with respect to all matters hereunder (the absence of which shall be presumed unless otherwise determined in a final nonappealable judgment of a court of competent jurisdiction), the Pledgee shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Collateral upon surrendering it or tendering it to the Pledgor.

Section 11. Remedies upon Default. If an Event of Default shall have occurred and be continuing:

(a) The Pledgee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, all the rights and remedies of a secured party after default under the UCC in effect at that time, and the Pledgee may, subject to the final paragraph of this Section 11, also proceed by a suit at law or in equity to foreclose this Pledge Agreement and, subject to the terms of the organizational documents of the Borrower, to sell the Collateral or any portion thereof whether, pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver at a public or private sale, at any exchange, broker’s board or otherwise or at any office of the Pledgee or elsewhere, for cash, on credit or for future delivery and upon such other terms as the Pledgee may deem commercially reasonable. The parties hereby agree that nothing herein shall prohibit the Pledgee from purchasing any of the Collateral pursuant to such sale.

(b) The Pledgor recognizes that, during the period the Pledged Interests are not Marketable Securities, it may be impracticable to effect a public sale of all or any part of the Pledged Interests and that the Pledgee may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Pledgee shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. The Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than ten (10) bona fide offerees shall, in each case be deemed to involve a “public sale” for the purposes of the UCC (or any successor or similar, applicable statutory provision) as then in effect, notwithstanding that such sale may not constitute a “public offering” under the Securities

Act, and that the Pledgee may, in such event, bid for the purchase of such securities. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ notice to the Pledgor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) Any cash held by the Pledgee as Collateral and all cash proceeds received by the Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral (including, without limitation, any investment income thereon) shall be applied by the Pledgee pursuant to the terms of Section 5.02 of the Security Agreement.

(d) Pledgee shall have the right to request the NBA provide its written approval of a Foreclosure (as defined in the NBA Consent) of the MSGEC Collateral (as defined in the NBA Consent). In the event the NBA shall fail to approve such Foreclosure within thirty (30) days of such request, the Pledgor shall, until such time as the Pledgee has notified the Pledgor that no further sales of the MSGEC Interests are required, (i) sell that portion of the MSGEC Interests in an amount equal to the lesser of (x) the Release Price (as defined in the NBA Consent) and (y) the amount of the Guaranteed Obligations (as defined in the Guaranty Agreement) then owed to the Secured Parties under the Loan Documents in equal 1/6th installments over the next six (6) consecutive calendar months and (ii) apply the proceeds of such sales of the MSGEC Interests to repay the Guaranteed Obligations in full.

(e) Notwithstanding anything to the contrary in this Section 11 or any of the other provisions hereof, it is acknowledged and agreed, in each case solely with respect to the MSGEC Interests, that (A) the exercise by the Administrative Agent or any Secured Party (whether through the Administrative Agent or otherwise) of any rights or remedies hereunder will be made in accordance with, and subject to, the terms of the NBA Consent, the terms, conditions and provisions of which each of the Pledgor, the Administrative Agent and each Secured Party has accepted as reasonable and appropriate, (B) each of the provisions of this Agreement shall be subject to the terms of the NBA Consent and (C) in the event of any conflict between the terms of the NBA Consent, on the one hand, and the terms of this Agreement, on the other hand, the terms of the NBA Consent will control. Each Secured Party shall be deemed irrevocably to authorize the Administrative Agent to execute, deliver and perform on its behalf the (i) NBA Consent and (ii) all amendments, modifications, extensions, waivers, other acts in connection with the NBA Consent if the Administrative Agent determines, in its reasonable discretion, that any such amendment, modification, extension, waiver or other act in connection with the NBA Consent is not material and will not adversely affect the rights of the Secured Parties.

Notwithstanding the foregoing provisions of this Section 11 or any other provision contained in this Pledge Agreement relating to the Pledgee’s rights and remedies in connection with an Event of Default, upon the occurrence and during the continuance of an Event of Default, the Borrower may pay in cash to the Pledgee the then full outstanding amount of the Secured Obligations, which upon receipt of such cash the Security Interest shall be released pursuant to Section 14.

Section 12. Survival of Representations and Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Pledge Agreement.

Section 13. Notices. All notices and other communications provided for hereunder shall be in writing, delivered to the address set forth below, and delivered as set forth in, the Credit Agreement:

Pledgor:

MSG ENTERTAINMENT GROUP, LLC

2 Penn Plaza

New York, New York 10121

Attention of General Counsel (Phone: (212) 465-6454)

Email: Jamal.Haughton@msg.com)

with copies to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Ralston W. Turbeville (Phone (212) 558-4000)

Email: TurbevilleR@sullcrom.com

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Robert W. Downes (Phone (212) 558-4000)

Email: DownesR@sullcrom.com

Pledgee:

JPMorgan Chase Bank, National Association, as Administrative Agent

383 Madison Avenue, 3rd Floor

Mail Code NY1-M165

New York, New York 10179

Attn: James Millard / Shawn Laljit / Ashish Patel

Email: james.g.millard@jpmorgan.com, shawn.laljit@jpmorgan.com,

ashish.patel@jpmchase.com

with a copy to:

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166-4193

Attn: Alan S. Hoffman, Esq.

Email: ahoffman@winston.com

Any party hereto may change its address or email address for notices and other communications hereunder by notice to the other parties hereto.

Section 14. Continuing Security Interest in Collateral; Release of Collateral.

(a) This Pledge Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the all the Secured Obligations have been paid in cash in full and the Lender’s Commitments under the Credit Agreement have been terminated or expired; (ii) be binding upon the Pledgor and the Pledgee and their respective permitted successors, transferees and assigns; and (iii) inure, together with the rights and remedies hereunder, to the benefit of and be enforceable by the Pledgee and the Pledgor and their respective permitted successors, transferees and assigns. The Pledgor shall not have any right to assign or otherwise transfer its rights or obligations under this Pledge Agreement without the prior written consent of the other party hereto.

(b) When all the Secured Obligations have been paid in cash in full and the Lender’s Commitments under the Credit Agreement have been terminated or expired, all security interests granted by this Pledge Agreement shall be automatically terminated and released without any further action by any Secured Party or any other Person. Upon such termination and release, the Pledgee shall (i) release and return to the Pledgor the Collateral free and clear of the Security Interest; (ii) release and return to the Pledgor any certificates or instruments representing or evidencing such released Collateral (including any instruments of transfer or assignments in blank delivered by the Pledgor); and (iii) terminate or amend, or authorize the Pledgor or its designee to terminate or amend, any filings (including financing statements) made pursuant to the UCC with respect to such released Collateral. The MSGEC Interests shall be automatically released from the security interest granted hereunder upon the earliest of (x) a disposition thereof in accordance with Section 8 hereof, (y) the Liquidity Covenant Reduction Date and (z) all the Secured Obligations having been paid in cash in full and, upon or following such automatic release, the Pledgee agrees at the request and cost of the Pledgor to take the actions described in the immediately preceding sentence with respect to the MSGEC Interests to effectuate such release.

Section 15. Covenants of the Pledgor.

(a) The Pledgor will furnish to the Pledgee prompt written notice (i) of any change in the legal name of the Pledgor, as set forth in its organizational documents, (ii) of any change in the jurisdiction of organization or the form of organization of the Pledgor (including, without limitation, as a result of any merger, amalgamation or consolidation), (iii) of any change in the organizational identification number, if any, or, with respect to the Pledgor organized under the laws of a jurisdiction that requires such information to be set forth on the face of a UCC financing statement, the Federal Taxpayer Identification Number of the Pledgor, or (iv) of the consummation of the MSG Spin-off Transaction. The Pledgor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Pledgee to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and, in the case of the MSG Spin-off Transaction, the Pledgor has delivered to the Pledgee a duly executed Pledge Supplement in the form attached hereto as Exhibit B with respect to the shares in MSGEC acquired by the Pledgor in connection with the MSG Spin-off Transaction. The Pledgor will furnish to Pledgee written notice of a change of the location of the chief executive office of the Pledgor within 30 days of such change.

(b) The Pledgor will maintain in effect and enforce policies and procedures designed to ensure compliance by the Pledgor and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 16. Governing Law; Consent to Jurisdiction.

(a) This Pledge Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b) The Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Pledge Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and the Pledgor hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Pledge Agreement or any other Loan Document brought by it shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Pledge Agreement shall affect any right that the Pledgee may otherwise have to bring any action or proceeding relating to this Pledge Agreement or any other Loan Document against the Pledgor or any of its properties in the courts of any jurisdiction.

(c) The Pledgor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Pledge Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. The Pledgor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) The Pledgor irrevocably consents to service of process in the manner provided for notices in Section 13. Nothing in this Pledge Agreement or any other Loan Document will affect the right of any party to this Pledge Agreement to serve process in any other manner permitted by law.

Section 17. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PLEDGE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 18. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Pledge Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Pledgor and the Pledgee or, in the case of a waiver, by the party against whom the waiver is to be enforced. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

Section 19. Counterparts. This Pledge Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but both such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Pledge Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Pledge Agreement.

Section 20. Headings. The headings in this Pledge Agreement are for reference only, and shall not affect the interpretation of this Pledge Agreement

Section 21. Severability of Provisions. Any provision of this Pledge Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 22. No Fiduciary Relationship. The Pledgor, on behalf of itself and its Affiliates, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Pledgor and the Borrower, on the one hand, and the Pledgee, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Pledgee, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Pledgee, the Lenders and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Pledgor, the Borrower, and their Affiliates, and none of the Pledgee, the Lenders or their Affiliates has any obligation to disclose any of such interests to the Pledgor, the Borrower, or any of their Affiliates. To the fullest extent permitted by law, the Pledgor hereby agrees not to assert, and hereby irrevocably waives and releases, any claims that it may have against the Pledgee, the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the undersigned, as the Pledgor hereunder, have duly caused the execution and delivery of this Pledge Agreement on the date first above written.

MSG ENTERTAINMENT GROUP, LLC,
as Pledgor

By:	/s/ Philip D’Ambrosio
Name: Philip D’Ambrosio
Title: Senior Vice President and Treasurer

Accepted and Agreed:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent,

as Pledgee

By:	/s/ James G. Millard
Name: James G. Millard
Title: Executive Director

Exhibits

Exhibit A     Collateral Identification

Exhibit B     Pledge Supplement

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